Exhibit 10.2

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is entered into as of the 25th day of June, 2010, by and between the CITY OF GREENVILLE, MISSISSIPPI, a municipal corporation (“Lessor”), and JMBS CASINO LLC, a Mississippi limited liability company (“JMBS”).  The performance by JMBS of its obligations under this Lease is guaranteed by Tropicana Entertainment Inc., a Delaware corporation (“Tropicana”), in accordance with the terms and conditions set forth in the Guarantee attached hereto as Exhibit “A” and incorporated herein by reference.

RECITALS

WHEREAS, Lessor is a municipality in which there is situated a harbor that is a port of entry.  Lessor owns the land described hereinbelow, and said land is situated within reasonable and practical proximity to said harbor and/or port.  Lessor has determined that the lease of said land to JMBS, upon the terms and conditions and with the safeguards herein stated, is needful for the convenient use of said land in the aid of commerce and for industrial use, and that said terms, conditions and safeguards are such as will best promote and protect the public interest.  The terms and conditions, and the monetary rental herein stated, have been found by Lessor to be adequate and have been approved by Lessor in a Resolution authorizing same.  A copy of this Lease is attached to said Resolution and is incorporated into said Resolution by reference.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Lessor and JMBS hereby agree as follows:

AGREEMENT

1.             PREMISES.           For and in consideration of the rent described below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor hereby leases and lets to JMBS and JMBS hereby rents from Lessor the premises identified as Tract A, Tract B, and Tract C and described in Exhibit “B” attached hereto and incorporated herein by reference, together with all easements, rights of way and appurtenances in connection therewith or thereunto belonging and the improvements constructed or to be constructed thereon (all of which are hereinafter referred to as the “Premises”).  The parties acknowledge and agree that any vessel to be docked adjoining to the Premises and all improvements and equipment therein shall not constitute part of the Premises nor shall it constitute a fixture or improvement on the Premises.  Lessor also hereby acknowledges that during any term of this Lease, the patrons, employees, contractors, agents, and invitees of JMBS shall have the right in common with the rest of the public to park in Lessor’s waterfront parking lot adjacent to the Premises (the “Parking Lot”).

2.             TERM.

2.1           The initial term of this Lease (the “Initial Term”) shall be for ten (10) years, commencing on September 1, 2010 (“Commencement Date”) and expiring at midnight on the 31st day of August, 2020, unless extended by exercise of an option to renew as set forth hereinbelow.

2.2           Lessor also hereby grants unto JMBS two options to renew this lease for additional terms of five (5) years each (each an “Additional Term”).  JMBS may exercise either option to renew by giving Lessor written notice of its intent to do so at least six (6) months prior to the termination date of the term then in effect.

2.3           The obligations of JMBS under Section 9 hereinbelow shall commence immediately upon the date on which this Lease has been fully executed by both parties.

3.             RENT.    JMBS agrees to pay Lessor rent (the “Rent”) as follows:

3.1           Four Hundred Twenty Thousand Dollars ($420,000.00) per year, payable at the rate of Thirty-Five Thousand Dollars ($35,000.00) per month in advance, due and payable on the first day of each and every month for the Initial Term, and

3.2           In the event JMBS exercises its option for an Additional Term, the annual rent shall be adjusted at the commencement of such Additional Term based on the Consumer Price Index (All Items) for the United States, published by the United States Department of Labor, Bureau of Labor Statistics (“Index”), which is published for the month immediately preceding the date of the commencement of such Additional Term (“Renewal Index”).  If the Renewal Index has increased over the Index published for the month immediately preceding the date the immediately preceding term commenced (“Commencement Index”), the annual rent during the applicable Additional Term shall be set by multiplying the annual rent for the immediately preceding term by a fraction, the numerator of which is the Renewal Index and the denominator of which is the Commencement Index.  If the Renewal Index has decreased below the Commencement Index, however, the monthly rent shall remain the same as that of the immediately preceding term.  If the Index is discontinued or revised during the any term of this Lease, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised.

4.             USE: QUIET ENJOYMENT.

4.1           JMBS may use the Premises for any lawful purpose, including but not limited to the placement and/or operation of a gaming vessel on the Premises.  Notwithstanding any use contemplated herein, JMBS shall have no affirmative obligation to place or maintain a gaming vessel on the Premises or to conduct gaming operations or any other specific type of business on the Premises.  However, JMBS shall have the affirmative obligation to maintain the vessel, should one be located on the Premises, or other improvements placed on the Premises in a condition that equals or exceeds the condition of the vessel on the Premises at the date of execution of this Lease, and, in the event JMBS ceases operations on the Premises, the vessel shall remain on the Premises no longer than twelve (12) months from the date of cessation of operations.

4.2           Lessor further grants to JMBS the right and permission to construct, attach and maintain one or more suitable ingress and egress bridges or ramps and utility lines and facilities between JMBS’ floating facilities and the Greenville City waterfront, as well as the right to construct, install and maintain mooring dolphins.  Further, JMBS may construct, attach and/or maintain any item that would be ancillary to the use of its floating facilities.

4.3           JMBS acknowledges that the use and occupancy of the Premises must conform to any existing rules, regulations, restrictions or ordinances of Lessor, the Greenville Port Commission, the Board of Mississippi Levee Commissioners and/or the United States Army Corps of Engineers (collectively, the “Regulations”) as well as any amendments or additions to such Regulations applicable to this Lease by Mississippi law.  Nothing contained herein, however, shall prevent JMBS from exercising any right of appeal, or any other recourse it may possess under applicable law with regard to the Regulations or any amendment or addition thereto.  JMBS further agrees that no illegal activity will be conducted or permitted in or upon the Premises or the facilities located thereon.  So long as no event of default has occurred and is continuing hereunder, Lessor and anyone claiming by, through or under Lessor, warrant that they shall not interfere with the peaceful and quiet occupation and enjoyment of the Premises by JMBS.

4.4           JMBS agrees and acknowledges that, so long as it leases any portion of Lessor’s property, JMBS will not discriminate against any person or persons on the basis of race, color, religion, sec, or national origin.  Lessor acknowledges that JMBS shall have the right to enforce its own non-discriminatory rules and regulations relating to the business of JMBS, including but not limited to “self exclusion” rules and any and all rules necessary for the safe and reasonable operation of the business of JMBS.

5.             TITLE AND CONDITION OF THE PREMISES AND PARKING LOT.  Lessor hereby represents and warrants that (a) Lessor is the sole owner of fee simple title to the Premises, subject to (i) any encumbrances of record, (ii) any rights of way or easements in, on, and over the Premises in favor of the Board of Mississippi Levee Commissioners, and (iii) the Regulations; (b) Lessor and the officials executing this Lease on behalf of Lessor have the legal right and have obtained all necessary authorizations Lessor must have to execute this Lease; (c) Lessor is the sole owner of fee simple title to the Parking Lot, subject to any encumbrances of record and the Regulations; (d) the Premises are not subject to any mortgage, deed of trust, or similar lien; (e) the Premises are not currently and shall not at any time during any term of this Lease be subject to real property or ad valorem taxes; and (f) to the best of Lessor’s knowledge, information and belief, the Premises is free from any hazardous materials.  Lessor’s representations and warranties shall survive termination or expiration of this Lease.  The Premises are leased to JMBS in their present physical condition without representation or warranty by Lessor, except as provided herein.  JMBS has inspected and examined the Premises and the Parking Lot has found the same satisfactory.

6.             UTILITIES.  JMBS shall arrange for the connection of any utility services it requires for its use of the Premises and shall pay all charges for any gas, power, telephone and other utilities used on the Premises by JMBS.

7.             MAINTENANCE.  JMBS agrees it will, at its expense, (i) keep and maintain the Premises, including the improvements thereon, in a neat and orderly condition and in good repair, except for ordinary wear and tear, and (ii) will comply with and cause the Premises to comply with the Regulations.

8.             ALTERATIONS.  No alterations to the existing improvements on the Premises, other than those expressly authorized elsewhere herein, shall be made without Lessor’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed.  Before such consent is given, the JMBS must provide to Lessor a copy of any and all plans and specifications pertaining to the alterations and copies of any and all construction agreements.

9.             INDEMNIFICATION AND INSURANCE

9.1           Indemnification.  As of the date of the execution of this Lease and as a material part of the consideration for this Lease, JMBS hereby agrees as follows:

(a)           JMBS waives all claims it may have against Lessor for damages to goods, equipment or merchandise or other items of personal property upon or about the Premises or the Parking Lot and for injuries, including death, to persons upon or about the Premises or the Parking Lot from any cause arising at any time, except as is caused by the active or gross negligence or wanton and willful misconduct of Lessor;

(b)           JMBS agrees to hold Lessor exempt and harmless from any loss, damage, expense or injury, including death, to any person, or to the goods, equipment, merchandise or property of any person or persons arising from the use of the Premises or the Parking Lot by JMBS, unless caused by the active or gross negligence or wanton or willful misconduct of Lessor; and

(c)           JMBS agrees that, except as caused by the active or gross negligence and wanton or willful misconduct of Lessor, JMBS shall defend and indemnify Lessor from any and all claims of any nature whatsoever made by patrons, whether arriving at or leaving the Premises, arising out of any condition of the Premises or the Parking Lot.

These agreements and indemnities shall include all claims which may exist as of the date of execution of this Lease related to the use and occupation of the Premises by JMBS under any previous lease (“Existing Claims”), including but not limited to that certain lawsuit styled Huey Barnett v. City of Greenville and JMBS Casino, LLC, Cause No. CI 2007-235 in the Circuit Court of Washington County, Mississippi, provided, however, that the amount of indemnity JMBS shall provide to Lessor for Existing Claims shall not exceed, in the aggregate, $100,000.00, from the date of execution of the Lease.

9.2                   Insurance.  From the date of execution of this Lease, JMBS agrees to carry and maintain, at all times at its own expense, public liability insurance insuring its interests and the agreements and indemnities in favor of Lessor set forth hereinabove, against claims for bodily injury, death and property damage occurring on, in or about the Premises or the Parking Lot with limits of not less than $1,000,000.00 or the maximum exposure to Lessor under the Mississippi Tort Claims Act, whichever sum may be greater, with Lessor named as an additional insured on the policy.  Certificates of such insurance shall be provided to Lessor for each policy or renewal period.  Any insurance required to be provided under this Article may be in the form of blanket liability coverage so long as the blanket policy does not reduce the limits nor diminish the coverage required herein.  Lessor agrees to promptly notify JMBS of any asserted claim with respect to which Lessor is or may be indemnified against hereunder and shall deliver to such party copies of process and pleadings.

10.           ASSIGNMENT AND SUBLETTING.  JMBS shall only sublet or assign this Lease or a portion thereof provided JMBS is not in default of any of the terms and conditions of the Lease and Lessor gives it written consent to the proposed sublease or assignment, which consent shall not be unreasonably withheld, conditioned, or delayed.  No such consent shall be required for (a) a sublease or assignment to an affiliate, subsidiary or any entity under the common control of JMBS or to any party purchasing all or substantially all of the assets or membership interests/stock of JMBS or (b) an assignment or other transfer of the leasehold interest of JMBS in the Premises to an institutional lender or an institutional trustee on behalf of one or more lenders or note holders (a “Lender”) in connection with financing for JMBS, Tropicana, or the subsidiaries or affiliates of Tropicana.  JMBS agrees to notify Lessor of any such transfer for which no consent is required within thirty (30) days of same.  Lessor agrees to permit a Lender to cure any default of JMBS under this Lease if the Lender so chooses.

11.           DAMAGE OR DESTRUCTION.  If the Premises are damaged or destroyed by fire or other casualty to the extent that JMBS is, in its reasonable opinion, unable to operate its business from the Premises, JMBS may terminate this Lease by giving notice thereof to Lessor within thirty (30) days of such damage or destruction, such termination to be effective as of the date of destruction and all rents shall abate from the date of destruction for the unexpired Term.

If the Lease is not terminated as provided for above, then this Lease shall continue in full force and effect and JMBS shall repair any damage to the Premises so as to restore such Premises (as nearly as practicable) to the condition thereof immediately prior to such occurrence.  In the event that such restoration is not substantially completed within six (6) months from the date of damage or destruction, Lessor may at any time after the expiration of said six (6) month period elect to terminate the lease by giving written notice to JMBS, in which event the Lease shall terminate as of the date of such notice and all rents shall abate from the date of such notice for the unexpired Term of the Lease.  In the event written notice of termination is not received by JMBS, the Lease shall continue in full force and effect without abatement of rents.

12.           CONDEMNATION.  If the Premises or a substantial portion of the Premises is taken under the power of eminent domain for any public or quasi-public use, then JMBS may terminate and cancel this Lease, such termination to be effective upon the earlier of the date JMBS thereafter vacates the Premises or the date that the condemning authority takes possession of the condemned property and thereupon both parties will be relieved of any further obligation under this Lease, except that the parties will fulfill all of their obligations hereunder to be performed to the date of such termination or with respect to claims arising prior to such termination.  In such event, Lessor shall be entitled to the entire condemnation proceeds.  If less than a substantial portion of the Premises is so taken, or if a substantial portion is taken but this Lease is not terminated and canceled as above provided, then Lessor and JMBS shall share the condemnation proceeds equitably in accordance with their relative interests, and rent shall continue unabated.

13.           SURRENDER OF PREMISES.  Upon the expiration of any term of this Lease or upon any earlier termination hereof, JMBS shall quit and surrender possession of the Premises to Lessor in as good order and condition as the Premises are now or hereafter may be improved by Lessor or JMBS, reasonable wear and tear and casualty which is not to be restored by JMBS pursuant to this Lease excepted, and shall, without expense to Lessor, remove or cause to be removed from the Premises, all debris and rubbish, all vessels, equipment, business and trade fixtures, and other articles of personal property owned by JMBS or installed or placed by JMBS on the Premises, and JMBS shall repair all material damage to the Premises resulting from such removal.  Lessor shall have the option to have any improvements to the Premises that have become permanent (non-trade) fixtures remain on the Premises and become the sole property of Lessor or be removed by and at the expense of JMBS.

14.           DEFAULTS AND REMEDIES.

14.1         Defaults by JMBS.  The occurrence of any of the following shall constitute a material default and breach of this Lease by JMBS:

(a)           The failure by JMBS to pay the rent hereunder as and when due where such failure continues for thirty (30) days after notice thereof by Lessor to JMBS; provided, however, that such notice shall be in lieu of and not in addition to any notice required under Mississippi law.

(b)           The failure by JMBS to observe or perform any other provision of this Lease where such failure continues for thirty (30) days after notice thereof by Lessor to JMBS; provided, however, that if the nature of such default is such that the same cannot reasonably be cured within such thirty (30) days period, JMBS shall not be deemed to be in default if JMBS shall within such period commence such cure and thereafter diligently prosecute the same to completion.

(c)           JMBS’s failure to vacate and surrender the Premises as required by this Lease upon the expiration of any term or earlier termination of this Lease.

14.2         Remedies.  In the event of any such default by JMBS or any breach of a provision of this Lease by Lessor, the non-defaulting party shall be entitled to all equitable and legal remedies, including but not limited to injunctive relief and compensatory damages, attorney’s fees, expenses and costs of court.

15.           NOTICES.  All notices, consents, approvals, requests, demands and other communications (collectively “Notices”) which Lessor or JMBS are required or desire to serve upon, or deliver to, the other shall be in writing and mailed postage prepaid by certified or registered mail, return receipt requested, or by personal delivery, or given by a nationally recognized overnight delivery service (such as Federal Express) with all fees prepaid, to the appropriate address indicated below, or at such other place or places as either Lessor or JMBS may, from time to time, designate in a written notice given to the other.  Notices shall be deemed sufficiently served or given at the time of delivery; provided that refusal to accept delivery of a notice shall constitute successful and effective delivery thereof.  Notices shall be addressed as follows, as appropriate:

If to JMBS:

JMBS Casino LLC

Attn:  Legal Dept.

3930 Howard Hughes Parkway

Fourth Floor

Las Vegas, NV 89169

and

Tropicana Entertainment Inc.

Attn:  Legal Dept.

3930 Howard Hughes Parkway, Fourth Floor

Las Vegas, NV  89169

If to Lessor:

City of Greenville, Mississippi

Attn:  Mayor

P.O. Box 897

Greenville, MS  38702-089

16.           GENERAL PROVISIONS.

16.1         Entire Agreement.  This instrument along with any exhibits and attachments or other documents affixed hereto, or referred to herein, constitutes the entire and exclusive agreement between Lessor and JMBS with respect to the Premises and the estate and interest leased to JMBS hereunder.  This instrument and said exhibits and attachments and other documents may be altered, amended, modified or revoked only by an instrument in writing signed by both Lessor and JMBS.  Lessor and JMBS hereby agree that all prior or contemporaneous oral understandings, agreements or negotiations relative to the leasing of the Premises are merged into and revoked by this instrument.

16.2         Successors and Assigns.  Subject to the provisions of Section 10 relating to Assignment and Subletting, this Lease is intended to and does bind the heirs, executors, administrators, successors and assigns of any and all of the parties hereto.

16.3         Severability.  If any term or provision of this Lease, the deletion of which would not adversely affect the receipt of any material benefit by either party hereunder, shall be held invalid or unenforceable to any extent, the remaining terms, conditions and covenants of this Lease shall not be affected thereby and each of said terms covenants and conditions shall be valid and enforceable to the fullest extent permitted by law.

16.4         Time of Essence.  Time is of the essence of this Lease and each provision hereof in which time of performance is established.

16.5         Governing Law.  This Lease shall be governed by, interpreted and construed in accordance with the laws of the State of Mississippi.

16.6         Memorandum of Lease.  Lessor and JMBS agree not to record this Lease, but rather agree to execute a Memorandum of Lease in a mutually agreeable form, including a description of the Premises, the length of the Initial Term, and the options for Additional Terms.

16.7         Estoppel Certificates.  Within ten (10) days after a request by either party, the non-requesting party agrees to deliver in recordable form a certificate to any proposed lender, purchaser, or other interested party, certifying that this Lease is in full force and effect, that there have been no amendments or defaults, and such other matters as are reasonably and customarily requested in such certificates and/or setting forth in relevant detail any exceptions to such statements.

16.8         Counterparts.  Lessor and JMBS agree that this Lease may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one document.

IN WITNESS WHEREOF, Lessor and JMBS have executed this Lease on the dates set forth hereinbelow but effective as of the date set forth in the first paragraph above.

LESSOR:

CITY OF GREENVILLE, MISSISSIPPI

By:
Heather McTeer Hudson, Mayor

Date:

ATTEST:

Amelia D. Wicks, City Clerk

STATE OF
COUNTY OF

Personally appeared before me, the undersigned authority in and for the said county and state, on this the        day of                     , 2010, within my jurisdiction, the within named Heather McTeer Hudson and Amelia D. Wicks, who acknowledged that they are the Mayor and City Clerk, respectively, of the City of Greenville, Mississippi, a municipal corporation, and that for and on behalf of the said municipal corporation, and as its act and deed, he/she executed the above and foregoing instrument, after first having been duly authorized by said municipal corporation so to do.

NOTARY PUBLIC
My Commission Expires:

[S E A L]

JMBS:

JMBS CASINO LLC

By:	/s/ Scott Butera

Its:	President & CEO

Date:	6/25/10

STATE OF Nevada
COUNTY OF Clark

Personally appeared before me, the undersigned authority in and for the said county and state, on this the 25th day of June, 2010, within my jurisdiction, the within named Scott Butera, who acknowledged that he/she is the President & CEO of JMBS Casino LLC, a Mississippi limited liability company, and that for and on behalf of the said company, and as its act and deed, he/she executed the above and foregoing instrument, after first having been duly authorized by said company so to do.

/s/ Norine Ziemski
NOTARY PUBLIC
My Commission Expires:

May 12, 2013	[S E A L]

EXHIBIT A

LEASE GUARANTEE

Tropicana Entertainment Inc., a Delaware corporation (“Guarantor”), whose address is 3930 Howard Hughes Parkway, Fourth Floor, Las Vegas, Nevada, 89169, as material inducement to and in consideration of the City of Greenville, Mississippi, (“Lessor”) entering into a written lease (“Lease”) with JMBS Casino LLC, a Mississippi limited liability company (“JMBS”), dated                       , 2010, including any amendments thereto, pursuant to which Lessor leased to JMBS, and JMBS leased from Lessor, premises located in the City of Greenville, State of Mississippi, identified as Tract A, Tract B, and Tract C in said Lease and more particularly described therein, unconditionally and absolutely guarantees and promises, to and for the benefit of Lessor, its successors and assigns, that JMBS shall perform the provisions of the Lease that JMBS is to perform, including, but not limited to, payment of rent and any and all other sums, charges, costs and expenses payable by JMBS, its successors and assigns, under the Lease and the full performance and observance of all of the covenants, terms, conditions and agreements therein provided to be performed and observed by JMBS, its successors and assigns.

If JMBS defaults under the Lease, Lessor can proceed immediately against Guarantor or JMBS, or both parties collectively, without prior notice to Guarantor, and Lessor can enforce against Guarantor or JMBS, or both parties collectively, any rights that it has under the Lease or pursuant to applicable laws.  If the Lease terminates and Lessor has any rights it can enforce against JMBS after termination, Lessor can enforce those rights against Guarantor without giving previous notice to JMBS or Guarantor, or without making any demand on either of them.  This Guarantee is a guarantee of payment and not of collection.

Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Guarantee.

This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time any whole or partial payment or performance of any obligation under the Lease is or is sought to be rescinded or must otherwise be restored or returned by Lessor upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of JMBS, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for JMBS or any substantial part of JMBS’s property, or otherwise, all as though such payments and performance had not been made.

If Lessor is required to enforce Guarantor’s obligations by legal proceedings, Guarantor shall pay to Lessor all costs incurred, including, without limitation, reasonable attorneys’ fees.

No waiver by Lessor of any provision or right hereunder shall be implied from any omission by Lessor to take any action on account of Lessor’s right under such provision.  Any express waiver by Lessor of any provision or right hereunder shall not act as a waiver of any provision or right elsewhere contained herein, and shall only act as a waiver as specifically expressed in said waiver, and only for the time and to the extent therein stated.  One or more waivers by Lessor shall not be construed as a waiver of a subsequent breach of the same provision or right.

All the terms, provisions and agreements of this Guarantee shall inure to the benefit of and be enforceable by Lessor, its successors and assigns, and shall be binding upon Guarantor, and its successors and assigns.

A-1

This Guarantee shall be governed by, and construed in accordance with the laws of the State of Mississippi.

IN WITNESS WHEREOF, Guarantor has executed this Guarantee on this the                   day of                            , 2010.

GUARANTOR:
TROPICANA ENTERTAINMENT INC.

By:	/s/ Scott Butera
	Scott Butera	(Print Name)

Its:	President & CEO

STATE OF Nevada

COUNTY OF Clark

Personally appeared before me, the undersigned authority in and for the said county and state, on this the 25th day of June, 2010, within my jurisdiction, the within named Scott Butera, who acknowledged that he/she is the President & CEO of Tropicana Entertainment Inc., a Delaware corporation, and that for and on behalf of the said company, and as its act and deed, he/she executed the above and foregoing instrument, after first having been duly authorized by said company so to do.

Norine Ziemski
NOTARY PUBLIC
My Commission Expires:

May 12, 2013	[S E A L]

A-2

EXHIBIT B

LEGAL DESCRIPTION OF PREMISES

That certain property located in Greenville, Washington County, Mississippi, as more fully described as follows:

Tract A

Moorage, dockage and berthing rights upon a strip of 560.0 feet in width as described thusly:

Commencing at the Northeast corner of the Reserve Addition as the same appears of record in Deed Book “Y” Page 574 of the Land Records of Washington County, Mississippi, which corner is also the Southwest corner of the intersection of Walnut and Main Streets; thence along the south right-of-way line of Main Street Extended, North 55 degrees 30 minutes West 528.00 feet to the point of beginning, said point being the south end of the property herein leased; thence North 34 degrees 30 East 560.0 feet to the north end of the property herein leased. This 560.0 feet strip shall extend in a westerly direction into Lake Ferguson for an adequate distance from the water’s edge as it rises and falls to properly moor, dock and/or berth the JMBS Casino facilities and support vessels.

Tract B

Moorage, dockage and berthing rights upon a strip 85 feet in width on Lake Ferguson fronting on the Greenville City waterfront; the north line of said strip being contiguous with the south line of the present lease granted by the City of Greenville to the Greenville Yacht Club; the east line being the water’s edge of Lake Ferguson as it rises and falls; the south line being 85 feet south of and parallel to the aforementioned Greenville Yacht Club south lease line; and said strip shall extend in a westerly direction into Lake Ferguson for an adequate distance from the water’s edge of Lake Ferguson, as it rises and falls, to properly moor, dock and/or berth the JMBS Casino’s gaming casino ship, support vessels and facilities.

Tract C

A tract of land 210 feet wide, the south line of which shall be the north edge of the paved City waterfront; the east line of which is the west edge of the access concrete sidewalk into Schelben Park, the north line of which is 210 feet north of and parallel to the north edge of the concrete City waterfront, and the west line of which is the water’s edge of Lake Ferguson, as it rises and falls, said tract of land being shown as “Area 2” on the map or plat attached hereto and made a part hereof by reference as if fully set out herein.

B-1